Exhibit 1.2

LAPORTE BANCORP, INC.

(a federal corporation)

1,759,500 Shares

(Subject to an Increase Up to 2,023,425 Shares)

COMMON STOCK

(Par Value $0.01 Per Share)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

                    , 2007

Keefe, Bruyette & Woods, Inc.

211 Bradenton Drive

Dublin, Ohio 43017-5034

Ladies and Gentlemen:

LaPorte Bancorp, Inc., a federally-chartered stock corporation in organization (the “Company”), LaPorte Savings Bank, MHC, a federally-chartered mutual holding company in organization (the “MHC”), and The LaPorte Savings Bank, an Indiana chartered savings bank (the “Bank,” and collectively with the MHC and the Company, the “LaPorte Parties”), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette” or the “Selling Agent”) to serve as agent of the Company to assist the Company in the sale of between 1,300,500 shares and 1,759,500 shares (subject to an increase to 2,023,425 shares) of Common Stock (as defined below) of the Company (the “Shares” or “Reorganization Stock”) in the Subscription and Community Offerings, as defined below, as follows:

Introductory. The Company is being organized for the purpose of becoming the federally chartered mid-tier stock holding company of the Bank. The Company is authorized to issue 20,000,000 shares of capital stock, of which 19,000,000 shares are common stock having a par value of one cent ($.01) per share (the “Common Stock”). The Offering, as defined below, is being conducted in connection with the Bank’s conversion from mutual to stock form and reorganization into a federal mutual holding company structure as a wholly owned subsidiary of the Company, which in turn will be a majority-owned subsidiary of the MHC (the “Reorganization”).

The Reorganization is being conducted in accordance with the laws of the State of Indiana and the applicable regulations of the Indiana Department of Financial Institutions (“IDFI”), and the laws of the United States and the applicable regulations of the Office of Thrift Supervision (“OTS”) and the Federal Deposit Insurance Corporation (“FDIC”) (such laws and regulations are sometimes collectively referred to herein as the “Reorganization Regulations”).

The Reorganization is to be conducted in accordance with the Plan of Reorganization from Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, adopted by the Board of Directors of the Bank on March 8, 2007, and amended on                     , 2007 (the “Plan”). All capitalized terms used in this Agreement and not defined in this Agreement shall have the meanings set forth in the Plan. The Plan provides that the Reorganization will be effected as follows: (i) the Bank will organize a federally chartered interim stock savings bank as a wholly-owned subsidiary (“Interim One”); (ii) Interim One will also organize a federally chartered interim stock savings bank as a wholly-owned subsidiary (“Interim Two”); (iii) Interim One will organize the Company as a wholly-owned subsidiary; (iv) the Bank will exchange its charter for an Indiana stock savings bank charter and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into the Bank in stock form with the Bank in stock form as the resulting institution; (vi) all of the initially issued stock of the Bank will be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC will contribute the capital stock of the Bank to the Company, and the Bank will become a wholly-owned subsidiary of the Company.

Simultaneously with or immediately after the consummation of the Reorganization and the Offering, the Company will acquire City Savings Financial Corporation, an Indiana corporation headquartered in Michigan City, Indiana (“CSF”), pursuant to the terms of the Agreement and Plan of Merger dated as of March 8, 2007 (the “Merger Agreement”). CSF is the holding company for City Savings Bank, an Indiana chartered savings association (“CSB”). CSF will merge with and into the Company and CSB will merge with and into the Bank pursuant to the Merger Agreement (the “Merger”). The Merger will be accomplished in accordance with the laws of the United States and applicable regulations of the OTS and the FDIC, and the laws of the State of Indiana and applicable regulations of the IDFI (such laws and regulations are sometimes collectively referred to herein as the “Merger Regulations,” and together with the Reorganization Regulations, the “Transactions Regulations”). Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each outstanding share of common stock, without par value, of CSF (“CSF Common Stock”), will convert into the right to receive the Merger consideration of $34.00 in cash or 3.4 shares of Company Bancorp common stock, or a combination thereof, subject to the election and proration procedures set forth in the Merger Agreement. The Common Stock to be issued in exchange for CSF Common Stock is referred to herein as the “Merger Shares.” The Merger Agreement further provides that the aggregate Merger consideration shall be 50% cash and 50% Common Stock of the Company. The Merger is expected to close simultaneously with or immediately after consummation of the Reorganization. The Reorganizations and the Merger are separate, distinct transactions. The Reorganization, the Offering and the Merger are sometimes collectively referred to herein as the “Transactions.” The Company, the MHC, the Bank, CSF and CSB are sometimes hereinafter collectively referred to as the “Constituent Institutions.”

The Company, in accordance with the Plan, is offering, in a subscription offering by way of nontransferable subscription rights, the Shares for a purchase price of $10.00 per share (the

“Purchase Price”) in a Subscription Offering, Community Offering and, if necessary, a Syndicated Community Offering (in each case, as defined below and all of which, collectively, are referred to herein as the “Offering”). The aggregate number of Shares to be issued in the Offering will be between 1,300,500 shares and 1,759,500 shares (subject to an increase to 2,023,425 shares) and will be based upon an independent appraisal of the estimated pro forma market value of the Common Stock of the Company. Under certain circumstances, however, the Company may include up to 195,075 shares issued in connection with the Merger in order to meet the 1,300,500 share minimum requirement.

The Shares will be offered in the Subscription Offering in descending order of priority to (i) Eligible Account Holders; (ii) tax-qualified employee plans of the Bank and the Company, including any Employee Stock Ownership Plan (the “ESOP”) and 401(k) Plan (“401(k) Plan”); (iii) Supplemental Eligible Account Holders; and (iv) Other Depositors. The Company may offer Reorganization Shares, if any, remaining after the Subscription Offering, in the Community Offering with a preference to natural persons residing in LaPorte County, Indiana, and then to the general public. In the event a Community Offering is held, it may be held at any time during or promptly after the Subscription Offering. It is acknowledged that the Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all orders in the Community Offering and the Syndicated Community Offering. If the Company does not receive orders for at least 1,300,500 shares in the Subscription and Community Offerings, then, in the Company’s discretion in order to issue the minimum number of shares necessary to complete the Offering, up to 195,075 of the unsubscribed Shares may be issued as merger consideration to CSF stockholders, and any such Shares (“CSF Shares”) so applied will be deemed issued in the Community Offering.

Shares of Common Stock not purchased in the Subscription Offering or in the Community Offering or applied as CSF Shares may be sold through a Syndicated Community Offering managed by Selling Agent.

Except for the ESOP and 401(k) Plan, generally no person may purchase in the Offering more than 100,000 Shares; the maximum number of shares that an individual together with persons acting in concert may purchase in all categories of the Offering combined is 300,000 Shares; provided that the Company may, subject to regulatory approval, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase or decrease such maximum purchase limitations.

Upon completion of the Offering, pursuant to the Plan, up to 49.9% of the outstanding shares of Common Stock will be publicly held and 100% of the outstanding common stock of the Bank will be held by the Company. In addition, pursuant to terms of the Plan as described in the Prospectus, the Company will issue up to 3,415,500 shares (subject to increase to 3,927,825 shares) to the MHC (the “MHC Shares”).

The following applications have been filed in connection with the Reorganization: (i) a Notice of Mutual Holding Company Reorganization on Form MHC-1 (the “Form MHC-1”) has been filed with the OTS; (ii) an Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company (the “Form MHC-2”), including exhibits and the Prospectus, has been filed with the OTS (the Form MHC-1 and the Form MHC-2, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, are hereafter collectively referred to as the “MHC Notice”); (iii) a Notice of Intent to Convert to Stock Form (“FDIC Notice”) has been filed with the FDIC; (iv) an Interagency Bank Merger Act Application (the “Reorganization BMA Application”) has been filed with the FDIC; (v) an Application to Convert (“IDFI Conversion Application”) has been filed with the IDFI; (vi) an Application on Form H-(e)1 (the “H-(e)1 Application”) to become a savings and loan holding company under the Home Owners’ Loan Act, as amended (the “HOLA”), and the regulations promulgated thereunder, has been filed with the OTS as part of a combined application H-(e)1 and H-(e)3; and all amendments to the foregoing applications required to the date hereof have also been filed. The MHC Notice, the FDIC Notice, the Reorganization BMA Application, the IDFI Conversion Application and the H-(e)1 Application are sometimes referred to collectively herein as the “Reorganization Applications.”

The following applications have been filed in connection with the Merger: (i) a letter application (the “IDFI Merger Application”) has been filed with the IDFI; (ii) an Interagency Bank Merger Act Application (the “Merger BMA Application”) has been filed with the OTS as part of a combined application H-(e)1 and H-(e)3; and all amendments to the foregoing applications required to the date hereof have also been filed. The IDFI Merger Application, the Merger BMA Application and the H-(e)3 Application are collectively referred to as the “Merger Applications.” The Merger Applications and the Reorganization Applications are collectively referred to as the “Transactions Applications.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) a Registration Statement on Form S-1, File No. 333-143526, (the “Registration Statement”) containing a prospectus relating to the Subscription Offering, the Community Offering and the Syndicated Community Offering for the registration of the sale of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The prospectus relating to the Subscription Offering, the Community Offering and the Syndicated Community Offering, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Reorganization Prospectus,” except that if any prospectus relating to the Offering of the Reorganization Shares is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Reorganization Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto. Any document constituting a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations), which the Selling Agent has approved in advance for use by the LaPorte Parties in connection with the Offering is referred to herein as a “Permitted Free Writing Prospectus.”

The Registration Statement also contains a proxy statement/prospectus to be used to solicit proxies of the CSF shareholders with respect to the approval of the Merger and the issuance of the Merger Shares. The proxy statement/prospectus, as amended, on file with the

Commission at the time the Registration Statement becomes effective is hereinafter called the “Proxy/Prospectus,” except that if such proxy statement/prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act Regulations differs from the proxy statement/prospectus on file at the time the Registration Statement becomes effective, the term “Proxy/Prospectus” shall refer to the proxy statement/prospectus filed pursuant to Rule 424(b) from and after the time such proxy statement/prospectus is filed with or mailed to the Commission for filing, and shall include any supplements and amendments thereto. The Reorganization Prospectus and the Proxy/Prospectus are collectively referred to herein as “Prospectus.”

SECTION 1. Appointment of the Selling Agent; Compensation to the Selling Agent. Subject to the terms and conditions set forth below, the Company hereby appoints Keefe Bruyette as its exclusive agent to consult with and advise the LaPorte Parties, and to solicit subscriptions and purchase orders for Shares on behalf of the Company, in connection with the Company’s offering of Common Stock in the Subscription and Community Offerings. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Keefe Bruyette accepts such appointment and agrees to consult with and advise the LaPorte Parties as to the matters set forth in the Engagement Letter between the Bank and Keefe Bruyette, dated March 9, 2007, attached as Exhibit A hereto (“Engagement Letter”), and to use its best efforts to solicit subscriptions and purchase orders for Shares in accordance with this Agreement; provided, however, that the Selling Agent shall not be responsible for obtaining subscriptions or purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action that is inconsistent with any applicable law, regulation, decision or order.

The obligations of the Selling Agent pursuant to this Agreement (other than those set forth in Section 7(b) hereof) shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Selling Agent but unpaid will be payable to the Selling Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Company is unable to sell a minimum of 1,300,500 Shares within the period herein provided (including up to 195,075 shares of unsubscribed Shares issued as merger consideration to CSF stockholders), this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 1 and in Sections 6 and 7 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

If all conditions precedent to the consummation of the Offering, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 8 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Selling Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

The Selling Agent shall receive the following compensation for its services hereunder:

(a) A Management Fee of $25,000, payable in two consecutive monthly installments of $12,500, all of which has been paid. This fee shall be due as it is earned and shall be non-refundable.

(b) A Success Fee upon completion of the Offering of 1.25% of the aggregate Purchase Price of the Common Shares sold in the Subscription Offering and Community Offering, excluding (i) shares purchased by the Bank’s officers, directors, or employees (or members of their immediate families), (ii) shares purchased by any ESOP, tax-qualified or stock-based compensation plans (except IRAs) or similar plan created by the Bank for some or all of its directors or employees, and (iii) any CSF Shares issued in the Community Offering. For purposes of this Agreement, “immediate family” includes an officer’s, director’s or employee’s spouse, siblings, parents and children who live in the same house with the officer, director or employee. The management fee described in subparagraph 1(a) will be applied against this success fee.

(c) If any of the Common Shares remain available after the Subscription Offering and the Community Offering, at the request of the Bank, the Agent will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in the sale of such Common Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. The Selling Agent will endeavor to distribute the Common Shares among the Selected Dealers in a fashion that best meets the distribution objectives of the Bank and the Plan. The Selling Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by the Selected Dealers. The Selling Agent will pass onto the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of Selected Dealers other than the Selling Agent shall be transmitted by the Selling Agent to such Selected Dealers (and will be applied against, and come from, the 5.5% fee). The decision to utilize Selected Dealers will be made by the Bank upon consultation with the Selling Agent. In the event any fees are paid pursuant to this subparagraph 1(c), such fees shall be in lieu of, and not in addition to any fees for the sale of Shares payable pursuant to subparagraph 1(b).

(d) The Bank and Company shall reimburse the Selling Agent for reasonable out-of-pocket expenses (including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers) not to exceed $15,000. The Bank and the Company will also reimburse the Selling Agent for the fees of its counsel (which do not include legal fees to complete the qualification of the Common Shares under the various state securities “Blue Sky” laws) up to $45,000 and reasonable out-of-pocket expenses of such counsel. The Bank will bear the other expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, “Blue Sky,” and NASD filing and registration fees; the fees of the Bank’s accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering; and the fees set forth under this Section 1. The Company or the Bank will reimburse the Selling Agent for any such other expenses incurred by the Selling Agent on their behalf. The parties hereto acknowledge that the expense limitations set forth in this paragraph may be exceeded in the event of a material delay in the Offering that requires an update of financial information contained in the Registration Statement for a period later than June 30, 2006.

If (i) the Plan is abandoned or terminated by the Company; (ii) the Offering is not consummated by                     ; (iii) the Selling Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since June 30, 2007; or (iv) immediately prior to the commencement of the Offering, the Selling Agent terminates this Agreement because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus or the Transactions Applications or market conditions exist that might render the sale of the Shares by the Company inadvisable, the Management Fee shall serve as compensation for its advisory and administrative services as set forth in the Engagement Letter, in addition to reimbursement of the Selling Agent’s reasonable out-of-pocket expenses as set forth above. If, pursuant to a resolicitation undertaken by the Company, the Selling Agent is required to provide significant additional services, or expend significant additional time, the parties shall mutually agree to the dollar amount of the additional compensation due.

The compensation specified above shall be payable (to the extent not already paid) to the Selling Agent in next day clearinghouse funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Company and the Bank to terminate or abandon the Plan, or the termination of this Agreement by the Selling Agent or the Company and the Bank in accordance with the preceding paragraph or otherwise. The Bank and the Company agree to reimburse the Selling Agent from time to time for the reasonable costs and expenses specified in Section 6 hereof, promptly upon receiving a reasonable accounting of such costs and expenses.

SECTION 2. Closing Date; Release of Funds and Delivery of Certificates. If all conditions precedent to the consummation of the Reorganization and the Offering are satisfied, the Company agrees to issue or have issued the Shares sold in the Subscription and Community Offerings and to release for delivery certificates evidencing such Shares on the Closing Date against payment therefor by release of funds from the special, interest-bearing account referred to in Section 5(o) hereof and by the authorized withdrawal of funds from deposit accounts at the

Bank in accordance with the Plan; provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 8 hereof shall have been complied with. Such release, withdrawal and payment shall be made on the Closing Date, on a business day and at a time and place selected by the Selling Agent, which date and place shall be acceptable to the Bank and the Company, on at least two (2) business days prior notice to the Bank and the Company, or such other time or place as shall be agreed upon by the Selling Agent, the Bank and the Company. Certificates evidencing the Shares sold in the Subscription and Community Offerings shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Offering in accordance with the terms hereof is called the “Closing Date.”

SECTION 3. Prospectus; Offering. The Shares are to be offered in the Offering at $10.00 per share, as set forth on the cover page of the Prospectus. There will be a minimum and maximum, and an adjusted maximum, number of Shares offered. The number of Shares offered may be changed by the Company, subject to the provisions of the Plan, depending on market and financial conditions.

SECTION 4. Representations and Warranties; Certain Covenants.

4.1 Representations and Warranties of the LaPorte Parties. The LaPorte Parties jointly and severally represent and warrant to and covenant with the Selling Agent as follows. The representations and warranties regarding CSF, CSB and their subsidiaries are based solely on the representations, warranties or covenants made by CSF and CSB to the LaPorte Parties in the Merger Agreement, which representations, warranties and covenants have been brought current through the date hereof by an officer’s certificate of CSF and CSB delivered to the LaPorte Parties and the Selling Agent.

a. The Registration Statement was declared effective by the Commission on August     , 2007. At the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any preliminary or final Prospectus, any Securities Communication (as defined in Section 7 hereof) or any Sales Information (as defined in Section 7 hereof) authorized by any LaPorte Party for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus is filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus, any Securities Communication or any Sales Information authorized by any LaPorte Party for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4.1(a) shall not apply to statements in or omissions from the Registration Statement, any preliminary or final Prospectus, any Securities Communication or any Sales Information made in reliance upon and in conformity with information furnished in writing to the LaPorte Parties by the Selling Agent expressly regarding the Selling Agent for use under the caption “The Reorganization and Stock Offering—Marketing Arrangements” in the Prospectus, provided, however, that nothing has come to the attention of the LaPorte Parties that would lead them to believe that the information under such captions contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

b. No LaPorte Party has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or other offering material (including, without limitation, content on the party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations to be distributed by the LaPorte Parties and reviewed and approved in advance for distribution by the Selling Agent. No LaPorte Party has, directly or indirectly, prepared or used and no LaPorte Party will, directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the Prospectus and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Selling Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) of Rule 164); and the Company is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

c. As of the Applicable Time (as defined below), neither the Prospectus or any preliminary Prospectus, nor any Permitted Free Writing Prospectus (collectively, the “Disclosure Package”), will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4.1(c) shall not apply to statements in or omissions from the Prospectus, any preliminary Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the LaPorte Parties by the Selling Agent expressly regarding the Selling Agent for use under the caption “The Reorganization—Marketing Arrangements” in the Prospectus, provided, however, that nothing has come to the attention of the LaPorte Parties that would lead them to believe that the information under such captions contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The term “Applicable Time” means each and every date when a potential purchaser submits a subscription or otherwise commits to purchase Shares.

d. The Company has filed with the OTS, the FDIC and the IDFI the Reorganization Application, including the Plan, the Registration Statement and the Prospectus, the MHC Notice, the FDIC Notice, the Reorganization BMA Application, the IDFI Conversion Application and the H-(e)1 Application, each of which included exhibits and supplemental material, and has filed an amendment or amendments thereto, as required, and has published notice of such filings, as required, all of which applications have been or prior to the Closing Date will be approved by the OTS, the FDIC and the IDFI; and the Plan has been adopted by the Board of Directors of the Bank, and has been or prior to the Closing Date will be approved by the Depositors of the Bank in accordance with the Reorganization Regulations.

e. At the Closing Date, (i) the Reorganization and the Offering will have been effected in the manner described in the Prospectus and in accordance with the Plan, the Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Reorganization and the Offering imposed upon the LaPorte Parties by the Commission, the OTS, the FDIC, the IDFI, any state regulatory or Blue Sky authority or any other regulatory authority, and (ii) the Constituent Institutions will have completed the conditions precedent to the Merger in accordance with the Merger Agreement, or agreed to a waiver thereof, and the Merger Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Constituent Institutions by the OTS, the FDIC and the IDFI or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger (“Effective Time”).

f. No order has been issued by the Commission, the OTS, the FDIC, the IDFI or any state regulatory or Blue Sky authority preventing or suspending the use of the Prospectus, and, to the knowledge of the LaPorte Parties, no action by or before any such governmental entity to revoke any approval, authorization or order of effectiveness related to the Reorganization or the Offering or the Merger is pending or threatened.

g. At the time of the approval of the Transactions Applications (including any amendment or supplement thereto) by the applicable regulatory authorities, the Transactions Applications complied in all material respects with the Reorganization Regulations. The Prospectus contained in the Transactions Applications (including any amendment or supplement thereto), at the time of the approval of the Transactions Applications by the OTS, the FDIC and the IDFI and at all times subsequent thereto until the Closing Date and the Effective Time, complied and will comply in all material respects with the Reorganization Regulations.

h. Keller & Company, Inc. (“Keller”), which prepared the Independent Valuation dated as of                     , 2007 described in the Prospectus (“Independent Valuation”), is independent with respect to the LaPorte Parties within the meaning of the Reorganization Regulations and is believed by the LaPorte Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the LaPorte Parties believe that Keller has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Reorganization Regulations.

i. Crowe Chizek and Company, LLC (“Crowe Chizek”), the firm which certified the financial statements of the Bank filed as part of the Registration Statement, is, with respect to the LaPorte Parties, an independent certified public accountant as required by the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations and the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the regulations thereunder.

j. The consolidated financial statements, together with the related schedules and notes thereto, included in the Registration Statement and which are part of the Prospectus present fairly the financial condition, results of operations, changes in retained earnings and cash flows of each of (i) the Bank and its consolidated subsidiaries and (ii) CSF and its consolidated subsidiaries, at and for the dates indicated and the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with financial statements and other reports filed by the Bank and/or CSF with their applicable bank regulatory authorities except to the extent that accounting principles employed in such filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes thereto included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Bank and/or CSF included in the Registration Statement and which are part of the Prospectus, and as to the pro forma adjustments, such adjustments have been properly applied on the basis described therein.

k. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, net income, capital, properties, affairs or prospects of the LaPorte Parties, CSF, CSB, or their respective subsidiaries (the “combined institution”), taken as a whole, whether or not arising in the ordinary course of business, (ii) there has not been any material increase in the long-term debt of the combined institution taken as a whole, or in the principal amount of the combined institution’s assets which are classified as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the combined institution, nor have the LaPorte Parties, CSF, CSB or their respective subsidiaries issued any securities or incurred any liability or obligations for borrowing other than in the ordinary course of business, (iii) there have not been any material transactions entered into by the LaPorte Parties, CSF, CSB or their respective subsidiaries, except those transactions entered into in the ordinary course of business and those specifically described in or contemplated by the Prospectus, (iv) there has not been any material adverse change in the aggregate dollar amount of the combined institution’s deposits or its net worth; (v) there has been no material adverse change in the combined institution’s relationship with its insurance carriers, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus, there has been no material change in management of the combined institution; (vii) neither the LaPorte Parties, CSF, CSB, or their respective subsidiaries has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) neither the LaPorte Parties, CSF, CSB, or their respective subsidiaries has defaulted in the payment of principal or interest on any outstanding debt obligations; and (ix) the capitalization, liabilities, assets, properties and business of the LaPorte Parties, CSF, CSB and their respective subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus. The LaPorte Parties, CSF, CSB and their respective subsidiaries have no material liability of any kind, contingent or otherwise, except as reflected in the financial statements filed as part of the Registration Statement or otherwise set forth in the Prospectus.

l. At the Closing Date, the Company will be a stock corporation duly organized and validly existing under the laws of the United States, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and will be qualified to transact business and will be in good standing in Indiana and in each jurisdiction in which the conduct of business requires such qualification. On the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations then required for the conduct of its business; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in compliance therewith in all material respects, and the Company will be in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of its business. Each of the MHC and the Company will register as a savings and loan holding company under the HOLA.

m. The Bank is an Indiana chartered savings bank organized, validly existing and in good standing under the laws of the State of Indiana with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus under the Indiana Financial Institutions Act and the regulations promulgated thereunder.

m. At the Closing Date, the MHC will be a federally chartered mutual holding company, duly organized and validly existing and in good standing under the laws of the United States with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and the Prospectus.

n. CSF is an Indiana corporation, duly organized and validly existing and in good standing under the laws of the State of Indiana with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus. CSF is duly registered with the OTS as a savings and loan holding company under the HOLA. CSB is an Indiana chartered savings association, duly organized and validly existing under the laws of the State of Illinois with the corporate power and authority to conduct its business and own its property as described in the Registration Statement and Prospectus.

o. The Bank, CSF, CSB and their respective subsidiaries have obtained, and at the Closing Date, the MHC, the Company and the Bank in stock form will have obtained, all material licenses, permits and other governmental authorizations required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are, or will be, as applicable, in full force and effect; the Bank, CSF, CSB and their respective subsidiaries are complying with all laws, rules, regulations and orders applicable to the operation of their respective businesses, except where noncompliance would not result in a material adverse effect on the business, financial condition, results of operations, affairs or prospects of the combined institution taken as a whole; and none of the Bank, CSF, CSB or their respective subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or governmental authorization which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, might materially and adversely affect the conduct of the business, the financial condition, the results of operations, affairs or prospects of the combined institution taken as a whole.

p. The certificate of incorporation, charter or similar instruments of the Bank, CSF and CSB are in full force and effect; no conservator or receiver has been appointed for any of the Bank, CSF, or CSB; and the Bank and CSB are each operating as an insured depository institution. Each of the Bank, CSF, and CSB is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business (currently and as contemplated following the Reorganization) requires such qualification unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the business, financial condition, results of operations, affairs or prospects of the combined institution taken as a whole. At the Closing Date, the charters of the Bank in stock form, the MHC and the Company will be in full force and effect; each of the Bank in stock form, the MHC and the Company will be duly qualified to transact business and will be in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business (currently and as contemplated following the Reorganization) requires such qualification unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the business, financial condition, results of operations, affairs or prospects of the combined institution taken as a whole.

q. Upon consummation of the Reorganization, all of the outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable; and all such stock will be owned directly by the Company, free and clear of all liens, encumbrances, claims or other restrictions. Each of the LaPorte Parties, CSF, and CSB does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus; each of their respective subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization with the authority to conduct its business and own its property as described in the Registration Statement and the Prospectus; all of the outstanding stock of each such subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; all such stock is owned directly by the Bank, CSF or CSB, as the case may be, free and clear of all liens, encumbrances, claims or other restrictions; and each such subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified would not have a material adverse effect on the business, the financial condition, the results of operations, affairs or prospects of the combined institution taken as a whole. The activities of the Bank’s subsidiaries are permitted to subsidiaries of federally chartered savings banks and to subsidiaries of savings and loan holding companies, and the activities of CSF’s subsidiaries are permitted to subsidiaries of Illinois banks (with respect to CSB’s subsidiaries) and to subsidiaries of savings and loan holding companies (with respect to CSF’s subsidiaries), by the rules and regulations of the OTS and the IDFI, as applicable, and any other state or federal authority having jurisdiction over such matters.

r. The only subsidiary of the Bank is LPSB Investments Ltd., Cayman (“LPSB”). Except for LPSB and except as set forth in the Prospectus, the Bank does not directly or indirectly, control any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. The only direct subsidiary of CSF is CSB. The only subsidiary of CSB is City Savings Financial Services, Inc. (“CSFS”). Except for CSFS and except as set forth in the Prospectus, neither CSF or CSB directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization.

s. The Bank is a member of the FHLB-Indianapolis. The deposit accounts of the Bank and CSB are, and following the Closing Date of the Reorganization the deposit accounts of the Bank will be, insured by the Federal Deposit Insurance Corporation (the “FDIC”), up to the maximum amounts allowed by law.

t. Upon consummation of the Reorganization, the authorized equity capital of the Company will consist of 20,000,000 shares, of which 19,000,000 shares will be Common Stock, par value $.01 per share, and 1,000,000 shares will be preferred stock, par value $.01 per share, and the issued and outstanding equity capital of the Company will be consistent with that set forth in the Prospectus under the caption “Capitalization”; no shares of Common Stock, or securities exercisable into or exchangeable for Common Stock, will have been issued prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to any preemptive rights; and the terms and provisions of the Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

u. As of the date hereof and as of the Closing Date, none of the LaPorte Parties, CSF, CSB, or any of their respective subsidiaries is or will be in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the knowledge of the LaPorte Parties, CSF, CSB, or any of their respective subsidiaries, threatened any action or proceeding wherein the LaPorte Parties, CSF, CSB, or any of their respective subsidiaries would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the LaPorte Parties, CSF, CSB, or any of their respective subsidiaries, would have a material adverse effect on the financial condition, results of operations, or business of the LaPorte Parties, CSF, CSB, or any of their respective subsidiaries considered as one enterprise.

v. The consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the LaPorte Parties, and this Agreement has been validly executed and delivered by the LaPorte Parties and is the valid, legal and binding obligation of the LaPorte Parties, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief. The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, the charter or bylaws of the LaPorte Parties, or any of their respective subsidiaries, or any material contract, lease or other instrument to which the LaPorte Parties, or any of their respective subsidiaries is a party or in which the LaPorte Parties, or any of their respective subsidiaries has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the LaPorte Parties, or any of their respective subsidiaries; or (iii) result in the creation of any lien, charge, encumbrance or other restriction upon any property of the LaPorte Parties, or any of their respective subsidiaries.

w. The LaPorte Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, and the Company has all such power, authority, authorizations and orders as may be required to issue and sell the Shares as provided in the Plan and described in the Prospectus, subject to the approval of the applicable regulatory authorities and the satisfaction of any conditions of such approval.

x. The LaPorte Parties, CSF, CSB, and their respective subsidiaries have good and marketable title to all properties and assets that are material to the business of the combined institution taken as a whole, including those properties and assets described in the Prospectus as owned by them, free and clear of all liens, except such liens as are described in the Prospectus or are not material in relation to the business of the combined institution and its subsidiaries on a consolidated basis; and all leases and subleases which are material to the business of the combined institution taken as a whole under which the LaPorte Parties, CSF, CSB, or any of their respective subsidiaries holds properties, including those leases and subleases described in the Prospectus, are in full force and effect.

y. As of the date hereof and as of the Closing Date and the effective date of the Registration Statement, the LaPorte Parties, CSF, and CSB, are not and will not be in violation of any directive from the Commission, the OTS, the FDIC, the IDFI or any other agency to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of such governmental agencies), and no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the LaPorte Parties, threatened, which might materially and adversely affect the Reorganization or the Merger, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in any material adverse effect on the business, financial condition, results of operations, affairs or prospects of the combined institution taken as a whole, or which would materially affect its respective properties and assets.

z. The LaPorte Parties have received an opinion of Crowe Chizek with respect to the federal income tax consequences of the Reorganization, and an opinion of                                          with respect to the Indiana state income tax consequences of the Reorganization; the federal tax opinion of Crowe Chizek is accurately summarized in the Reorganization Application and the Prospectus. The facts and representations upon which such opinions are based are truthful, accurate and complete, and no LaPorte Party will take any action inconsistent therewith.

aa. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any LaPorte Party or any subsidiary thereof in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any LaPorte Party or any subsidiary thereof is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to the LaPorte Parties and their subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the LaPorte Parties, threatened any action or proceeding wherein the LaPorte Parties or any subsidiary thereof would or might be alleged to be in default thereunder. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of CSF, CSB or any subsidiary thereof in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which CSF, CSB or any subsidiary thereof is a party or by which any of them or any of their respective property is bound or affected which, in any such case, is material to CSF, CSB and their subsidiaries taken as a whole; such agreements are in full force and effect and no other party to any such agreement has instituted or, to the knowledge of the LaPorte Parties, threatened any action or proceeding wherein CSF, CSB or any subsidiary thereof would or might be alleged to be in default thereunder.

bb. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the LaPorte Parties or any of their subsidiaries has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of CSF, CSB or any of their subsidiaries has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated

in the Prospectus in the ordinary course of its business. For purposes of this Section 4.1(bb), obligations for borrowed money do not include deposits. In addition, except as contemplated in the Merger Agreement, the LaPorte Parties will not enter into, nor will the LaPorte Parties consent to CSF’s or CSB’s entering into, any transaction that is material in light of the business and properties of the LaPorte Parties taken as a whole or CSF and CSB taken as a whole, as the case may be, without giving prior notice of such transaction to the Selling Agent. In such event, the Company’s obligations under Section 5(f) shall apply.

cc. The LaPorte Parties, CSF, CSB and their respective subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payment of all taxes due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority.

dd. Except as disclosed in the Prospectus with respect to the ESOP and 401(k) Plan, none of the LaPorte Parties, CSF, CSB or any of their respective subsidiaries has made or will make any payment of funds of the LaPorte Parties, CSF, CSB or any of their respective subsidiaries as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

ee. Prior to the Reorganization, (x) the Bank was not authorized to issue capital stock. None of the LaPorte Parties has: (i) other than as described in the Prospectus issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and the Merger and routine purchases and sales of securities for or from its portfolio, and other than arrangements for (A) the sale of mutual funds at the Bank’s branch offices and (B) commercial deposit sweep accounts into money market mutual funds; (iii) entered into a financial or management consulting agreement relating to the sale of stock, except as contemplated hereunder and in connection with the Merger; or (iv) engaged any intermediary between the Selling Agent and any LaPorte Party in connection with any offering of shares of its capital stock, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Company if all Shares are sold.

ff. None of the LaPorte Parties, CSF, or CSB is required to be registered under the Investment Company Act of 1940, as amended.

gg. All Sales Information used by the Company in connection with the Offering that is required by the Reorganization Regulations to be filed has been filed with and approved by the applicable regulatory authority.

hh. Except for information provided in writing to the LaPorte Parties by the Selling Agent related to the Selling Agent for use in the Prospectus and appearing under the headings “The Reorganization–Plan of Distribution; Selling Agent Compensation” and “The Reorganization–Syndicated Community Offering,” the Company and the Bank have not relied upon the Selling Agent or its legal or other advisors for any legal, tax or accounting advice in connection with the Reorganization.

ii. None of the LaPorte Parties, CSF, CSB or their respective subsidiaries or any properties owned or operated by the LaPorte Parties, CSF, CSB or their respective subsidiaries, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the the LaPorte Parties, CSF, CSB and their respective subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the LaPorte Parties, CSF, CSB and their respective subsidiaries, threatened relating to the liability of any property owned or operated by the LaPorte Parties, CSF, CSB and their respective subsidiaries under any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

jj. All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank and CSF included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the business, financial condition, results of operations, affairs or prospects of the combined institution taken as a whole.

kk. All documents made available to or delivered or to be made available to or delivered by any LaPorte Party or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Bank, or in connection with the Selling Agent’s exercise of due diligence, except for those documents that were prepared by parties other than any LaPorte Party or their representatives, to the knowledge of the LaPorte Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

ll. No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, OTS, the FDIC and the IDFI and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”).

mm. The LaPorte Parties, CSF, CSB or any of their respective subsidiaries, are and will be, as the case may be, in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

nn. None of the LaPorte Parties, CSF, CSB or any of their respective subsidiaries has made any payment of funds of any LaPorte Party, CSF, CSB or any of their respective subsidiaries as a loan for the purchase of the Shares as prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

oo. The records used by the LaPorte Parties to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders are accurate and complete in all material respects.

pp. The facts and representations provided by the LaPorte Parties to their counsel, Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. (“Luse Gorman”), and upon which Luse Gorman will base its opinion under Section 8(b)(i) are and will be truthful, accurate and complete.

qq. The LaPorte Parties and CSF and CSB and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

rr. The LaPorte Parties and CSF and CSB and their respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the LaPorte Parties and CSF and CSB and their respective subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the LaPorte Parties and CSF and CSB and their respective subsidiaries are in compliance with the terms of such policies in all material respects. None of the LaPorte Parties, CSF, CSB or any of their respective subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. There are no claims under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a material adverse effect on the business, financial condition, results of operations, affairs or prospects of the combined institution taken as a whole.

ss. To the knowledge of the LaPorte Parties, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors, 5% or greater security holders or beneficial owners of unregistered equity securities that were acquired within 180 days prior to August     , 2007, except as set forth in the Registration Statement.

tt. The LaPorte Parties have taken all actions necessary to obtain on the Closing Date a Blue Sky Memorandum from Luse Gorman which sets forth those states in which the shares of Common Stock are registered or qualified for sale, or exempt from any such registration or qualification of sale.

uu. Any certificate signed by an officer of any LaPorte Party and delivered to the Selling Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such LaPorte Party to the Selling Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

4.2 Representations and Warranties of the Selling Agent. The Selling Agent represents and warrants to the LaPorte Parties as follows:

a. The Selling Agent is registered as a broker-dealer with the Commission and is a member of the NASD.

b. The Selling Agent is validly existing and in good standing as a corporation under the laws of the State of New York with the corporate power and authority to provide the services to be furnished to the LaPorte Parties hereunder.

c. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Selling Agent, and this Agreement is a legal, valid and binding obligation of the Selling Agent, enforceable in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws related to or affecting the enforcement of creditors’ rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

d. The Selling Agent and, to the Selling Agent’s knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Selling Agent shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Selling Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Selling Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

e. The execution and delivery of this Agreement by the Selling Agent, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Selling Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Selling Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

f. Any funds received by the Selling Agent to purchase Shares in the Syndicated Community Offering will be handled in accordance with Rule 15c2-4 under the 1934 Act, to the extent applicable.

SECTION 5. Additional Covenants of the LaPorte Parties. The LaPorte Parties hereby jointly and severally covenant with the Selling Agent as follows:

a. The LaPorte Parties will not file any amendment or supplement to the Registration Statement, the Prospectus or any Transactions Application without written notice to the Selling Agent of its intention to do so and providing the Selling Agent and its counsel an opportunity to review such amendment or supplement, nor will any LaPorte Party file any such amendment or supplement to which the Selling Agent or its counsel shall reasonably object.

b. The LaPorte Parties will use their best efforts to cause each Transactions Application not heretofore approved to be approved by the applicable regulatory authority and will promptly upon receipt of any information concerning the events listed below notify the Selling Agent and its counsel in writing: (i) of the approval of any Transactions Application not heretofore approved; (ii) of the receipt of any comments from the OTS, the FDIC or the IDFI or any other governmental entity with respect to the Reorganization, the Merger or the transactions contemplated by this Agreement; (iii) of the receipt of any comments from the Commission to the Registration Statement or the Prospectus, (iv) of the request by the OTS, the FDIC, the IDFI or any other governmental entity for any amendment or supplement to the Registration Statement, the Prospectus or any Transactions Application or for additional information; (v) of the issuance by the Commission, the OTS, the FDIC, the IDFI or any other governmental entity of any order or other action suspending the Reorganization or the Merger or the use of the Registration Statement or the Prospectus or any other filing of the Company and the Bank under the Transactions Regulations, the 1933 Act, 1933 Act Regulations or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the OTS, the FDIC, the IDFI or any other state governmental authority of any stop order suspending the effectiveness of the Registration Statement or any Transactions Application or of the initiation or threat of any proceedings for such purpose; or (vii) of the occurrence of any event mentioned in paragraph (f) below. The LaPorte Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, the FDIC, the IDFI or any other governmental authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The LaPorte Parties will provide copies of the foregoing comments, requests and orders to the Selling Agent upon receipt of such items. The LaPorte Parties will cause any Permitted Free Writing Prospectus required to be filed with the Commission to be timely filed with the Commission in accordance with the 1933 Act Regulations.

c. The LaPorte Parties will promptly deliver to the Selling Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: each Transactions Application as originally filed and each amendment or supplement thereto and the Registration Statement as originally filed and each amendment thereto. In addition, the LaPorte Parties will also promptly deliver to the Selling Agent such number of copies of the closing documents with respect to the Reorganization and the Offering as the Selling Agent may reasonably request.

d. The LaPorte Parties will furnish to the Selling Agent, from time to time during the period when the Prospectus is required to be delivered under federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity, such number of copies of the Reorganization Prospectus (as amended or supplemented) as the Selling Agent may reasonably request for the purposes contemplated by such federal or state securities laws or regulations or the applicable rules and regulations of any other governmental entity. The Company authorizes the Selling Agent to use the Reorganization Prospectus (as amended or supplemented) for any lawful manner in connection with the sale of the Shares.

e. The LaPorte Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Transactions and the transactions contemplated thereby imposed by the Commission, the OTS, the FDIC, the IDFI, any state regulatory or Blue Sky authority or any other governmental entity, including the terms, conditions, requirements and provisions contained in the Transactions Regulations, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations, as amended, of the Commission promulgated under the 1934 Act (the “1934 Act Regulations”) including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

f. If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any LaPorte Party shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the LaPorte Parties, to amend or supplement the Registration Statement or the Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the LaPorte Parties will, at their expense, forthwith prepare, file with the Commission and furnish to the Selling Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Selling Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the LaPorte Parties each will timely furnish to the Selling Agent such information with respect to itself as the Selling Agent may from time to time reasonably request.

g. The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Selling Agent, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with the Merger or any other plan or arrangement described in the Prospectus.

h. During the period in which the Company’s Common Stock is registered under the 1934 Act, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with the 1934 Act and Regulation S-X under the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date) financial information of the Company and its subsidiaries for such quarter in reasonable detail.

i. During the period of three years from the date hereof, the Company will furnish to the Selling Agent: (i) promptly after it becomes available, a copy of each report of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each other report of the Company mailed to its stockholders or filed with the Commission or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted and each press release and material news item and article released by the Company or its subsidiaries, and (ii) from time to time, such other public information concerning the Company and its subsidiaries as the Selling Agent may reasonably request.

j. The Company and the Bank will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

k. Other than as permitted by the Reorganization Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, neither the Company nor the Bank will distribute any Reorganization Prospectus, Prospectus or other Sales Information or offering materials in connection with the offer and sale of the Shares.

l. The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

m. The Company will register the Common Stock under Section 12(b) of the 1934 Act effective on or prior to the Closing Date. The Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by applicable law.

n. The Company will use its best efforts to effect as of the Closing Date, and maintain, the listing of the Common Stock on the Nasdaq Capital Market.

o. The LaPorte Parties will maintain appropriate arrangements for depositing all funds received from persons delivering orders to purchase Shares in the Subscription and Community Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date or until the Offering is terminated in accordance with the Plan and as described in the Prospectus. The LaPorte Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC and to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

p. The LaPorte Parties will take such actions and furnish such information as are reasonably requested by the Selling Agent in order for the Selling Agent to ensure compliance with Article III, Section 1, of the NASD’s Rules of Fair Practice and the NASD’s “Free-Riding and Withholding Interpretation.”

q. The LaPorte Parties will conduct their respective businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the OTS, the FDIC and the IDFI.

r. The LaPorte Parties will not amend the Plan without the Selling Agent’s prior written consent, which consent shall not be unreasonably withheld, in any manner that, in the opinion of the Selling Agent, would affect the sale of the Shares or the terms of this Agreement.

s. The LaPorte Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Selling Agent specified in Section 8 hereof.

t. Prior to the Closing Date, the LaPorte Parties shall have received approval of each Transactions Application required to consummate the Merger, and all applicable waiting periods shall have expired.

u. The LaPorte Parties shall assist the Selling Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Selling Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

v. Prior to the Closing Date, the LaPorte Parties will inform the Selling Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

w. The Company will not deliver the Shares until the LaPorte Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Selling Agent.

x. The Company shall notify the Selling Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

y. Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the LaPorte Parties, CSF, CSB or any of their respective subsidiaries will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of LaPorte Parties, CSF, CSB or any of their respective subsidiaries, taken as a whole.

z. The LaPorte Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the OTS, the FDIC, the IDFI, the Commission, the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

aa. The Company shall comply with all applicable provisions of the Sarbanes-Oxley Act.

SECTION 6. Payment of Expenses. Whether or not the Reorganization is completed or the sale of the Shares by the Company is consummated, the LaPorte Parties jointly and severally agree to pay all expenses incident to the performance of the obligations of any LaPorte Party under this Agreement, including the following: (i) the preparation, printing, issuance and delivery of the certificates evidencing the Shares sold to the purchasers in the Offering and the printing and delivery of all other documents applicable to the Reorganization and the Merger; (ii) the fees and disbursements of the LaPorte Parties’ counsel, accountants and other advisors; (iii) the qualification or exemption from qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky Survey concerning such jurisdictions as the Selling Agent may reasonably designate;

(iv) the printing and mailing costs of the Offering, including the delivery to the Selling Agent in such quantities as the Selling Agent shall reasonably request of copies of the Registration Statement, the Prospectus and the Transactions Applications as originally filed and as amended or supplemented and all other documents in connection with the Reorganization and this Agreement; (v) the filing fees incurred in connection with the review of the Registration Statement, the Transactions Applications and any other application, form or filing by the Commission and the OTS; (vi) the filing fees and the fees and disbursements of counsel to the Selling Agent incurred in connection with the review of the Offering by the NASD; (vii) the fees for listing the Shares on the Nasdaq Capital Market; (viii) the fees and expenses relating to the Independent Valuation; (ix) the fees and expenses relating to proxy solicitation, advertising expenses, temporary personnel expenses, expenses related to the Stock Information Center to be established, investor meeting expenses and other miscellaneous expenses relating to the marketing of the Shares; and (x) the fees and charges of any transfer agent, registrar or other agent. In the event that the Selling Agent incurs any such expenses on behalf of the LaPorte Parties, the LaPorte Parties will pay or reimburse the Selling Agent for such expenses regardless of whether the Reorganization is successfully completed, and such reimbursements will not be included in the expense limitations set forth in Section 1(d).

SECTION 7. Indemnification and Contribution.

a. The LaPorte Parties jointly and severally agree to indemnify and hold harmless the Selling Agent, its officers, directors, employees and agents and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to amounts incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) that is not a Permitted Free Writing Prospectus used by a LaPorte Party in violation of Section 4.1(b) of this Agreement, or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication filed with the Commission or any securities exchange (“Securities Communication”) or (C) in any application or other document, advertisement or communication prepared, made or executed by or on behalf of any LaPorte Party or based upon written information or statements furnished or made by any LaPorte Party or its representatives (including counsel) whether or not filed in any jurisdiction in order to register or qualify any or all of the Shares under the securities law thereof (the “Sales Information”); unless such statement or omission was made in reliance upon and in conformity with written information concerning the Selling Agent or the compensation of the Selling Agent furnished to the Company by or on behalf of the Selling Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Securities Communication or Sales Information, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the LaPorte Parties contained in this Agreement. For purposes of this section, the term “expense” shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Selling Agent’s directors, officers and employees according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all affiliates of the Selling Agent, their respective directors, officers, employees, legal counsel, agents and controlling persons within the meaning of the federal securities laws. The foregoing agreement to indemnify shall be in addition to any liability the LaPorte Parties may otherwise have to the Selling Agent or the persons entitled to the benefit of these indemnification provisions.

b. The Selling Agent agrees to indemnify and hold harmless the Company, its directors, officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information about the Selling Agent, or the compensation of the Selling Agent, furnished to the Company by the Selling Agent expressly for use in the Registration Statement or the Prospectus and appearing under the headings “The Reorganization and Stock Offering–Marketing Arrangements.”

c. An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties, and payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel (but only one counsel) in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The LaPorte Parties shall be liable for any settlement of any claim against the Selling Agent (or its directors, officers, employees, affiliates or controlling persons), made with the LaPorte Parties’ written consent, which consent shall not be unreasonably withheld. The LaPorte Parties shall not, without the written consent of the Selling Agent, settle or compromise any claim against the Selling Agent based upon circumstances giving rise to an indemnification claim against the LaPorte Parties hereunder unless such settlement or compromise provides that the Selling Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

d. In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the LaPorte Parties, on the one hand, and the Selling Agent, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the LaPorte Parties, on the one hand, and the Selling Agent, on the other hand, from the Offering, and also the relative fault of the LaPorte Parties, on the one hand, and the Selling Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability claim, damage and expense, and any other relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Selling Agent shall not be obligated to contribute any amount hereunder that exceeds the total amount of the fees paid to the Selling Agent hereunder.

e. The indemnity and contribution agreements contained herein are in addition to any liability which the LaPorte Parties may otherwise have to the Selling Agent.

f. Neither termination nor completion of the engagement of the Selling Agent nor any investigation made by or on behalf of the Selling Agent shall affect the indemnification, obligations of the LaPorte Parties or the Selling Agent hereunder, which shall remain and continue to be operative and in full force and effect.

SECTION 8. Conditions of the Selling Agent’s Obligations. The obligations of the Selling Agent hereunder as to the Shares to be delivered at the Closing Date are subject, in the discretion of the Selling Agent, to the condition that all representations and warranties and other statements of the LaPorte Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the LaPorte Parties shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates, and to the following conditions:

a. At the Closing Date, the LaPorte Parties shall have conducted the Reorganization in all material respects in accordance with the Plan, the Reorganization Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon them by the OTS, the FDIC or the IDFI.

b. The Registration Statement shall have been declared effective by the Commission and cleared for use by the OTS, the FDIC and the IDFI not later than 5:30 p.m. on the date of this Agreement, or with the written consent of the Selling Agent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration

Statement or the consummation of the Reorganization shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities or Blue Sky authority, and no order or other action suspending the effectiveness of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefore initiated or threatened by the OTS, the FDIC or the IDFI.

c. At the Closing Date, the Selling Agent shall have received:

(i) The favorable opinion, dated as of the Closing Date addressed to the Selling Agent and for its and its counsel’s benefit, of Luse Gorman, as to issues of federal, Indiana and New York law set forth below. The opinion of Luse Gorman shall be in form and substance to the effect that:

(1) The Bank has been duly organized and is validly existing as a savings bank chartered under the laws of the State of Indiana, and at the Closing Date will be duly organized and validly existing in stock form. At the Closing Date, the Company will be dully organized and validly existing as a corporation under the laws of the United States of America, and the MHC will be duly organized and validly existing under the laws of the United States as a mutual holding company; and each will have the corporate power and authority to own, lease and operate its properties and to conduct its business, including the CSF properties and operations following the Merger, as described in the Registration Statement and Prospectus.

(2) Each of the Bank’s direct and indirect subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and each has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

(3) Each of the LaPorte Parties and their subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is and, following consummation of the Reorganization and the Merger, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the business, the financial condition or the results of operations, affairs or prospects of the LaPorte Parties, CSF and CSB taken as a whole.

(4) All of the outstanding capital stock of the Bank is duly authorized and validly issued, fully paid and non-assessable and, upon consummation of the Reorganization, will be owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

(5) The Bank is a member of the FHLB-Indianapolis. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and to Luse Gorman’s knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

(6) The activities of each subsidiary of the Bank as described in the Registration Statement and Prospectus are permitted to subsidiaries of an Indiana chartered savings association, by the rules, regulations, policies and practices of the IDFI, the FDIC and any other federal or state authority having jurisdiction over such matters. The activities of each subsidiary of the Company following the Merger (which will include each of the direct and indirect subsidiaries of the Bank and CSF) as described in the Registration Statement and Prospectus are permitted to subsidiaries of a savings and loan holding company by the rules, regulations, policies and practices of the OTS and any other federal or state authority having jurisdiction over such matters. The activities of each subsidiary of the Bank following the Merger (including each of the direct and indirect subsidiaries of the Bank and CSB) as described in the Registration Statement and Prospectus are permitted to subsidiaries of a federally chartered savings bank by the rules, regulations, policies and practices of the IDFI and the FDIC and any other federal or state authority having jurisdiction over such matters. All of the outstanding stock of each subsidiary of the Bank and CSB has been duly authorized and validly issued and is fully paid and nonassessable; and upon consummation of the Reorganization and the Merger all such stock will be owned of record and beneficially by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other restriction.

(7) Upon consummation of the Reorganization, the authorized equity capital of the Company will consist of 19,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share; and immediately upon consummation of the Offerings, the issuance of the MHC Shares to the MHC and the issuance of the Merger Shares pursuant to the Merger Agreement, the issued and outstanding shares of capital stock of the Company owned beneficially and of record by the MHC will be owned free and clear of any security interest, mortgage, pledge, lien or encumbrance and all of the issued and outstanding shares of the Company will be within the range set forth in the Prospectus under “Capitalization.”; no shares of the Company’s common stock, or securities exercisable into or exchangeable for common stock, will have been issued prior to the Closing Date; at the time of the Reorganization the Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan, will be duly authorized and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to any preemptive rights. Upon the issuance of the Shares, against payment therefor in accordance with the Prospectus, the purchasers will have full legal title to the Shares, subject to such claims as may be asserted against the purchasers thereof by third-party claimants of such purchasers. Upon consummation of the Merger, the Merger Shares will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Merger Agreement, will be duly authorized and validly issued and fully paid and nonassessable.

(8) Each Transactions Application has been approved by the applicable regulatory authority pursuant to the Transactions Regulations and the Prospectus has been authorized for use by the OTS, the FDIC and the IDFI and no action has been taken or is pending or, to Luse Gorman’s knowledge, threatened to revoke any such authorization or approval.

(9) Each Transactions Application, as amended or supplemented, if amended or supplemented, as filed with the applicable regulatory authority complied as to form in all material respects with the requirements of the Transactions Regulations. At the time the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Prospectus (other than the financial statements, stock valuation information and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Transactions Regulations.

(10) The approval of the Plan by each of the OTS, the FDIC and the IDFI remains in full force and effect; the LaPorte Parties have conducted the Reorganization in all material respects in accordance with the requirements of the Reorganization Regulations, federal law, all other applicable regulations, decisions and orders and the Plan, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed by the OTS, the FDIC and the IDFI; the Reorganization Application and Plan comply in all material respects with all applicable federal law, rules, regulations, decisions and orders, including but not limited to the Reorganization Regulations; no order has been issued by the OTS, the FDIC or the IDFI to suspend the Reorganization or the Merger and no action for such purpose has been instituted or, to Luse Gorman’s knowledge, threatened by the OTS, the FDIC or the IDFI; and, to Luse Gorman’s knowledge, no person has sought to obtain review of the final action of the OTS, the FDIC or the IDFI in approving any Reorganization Application or the Plan.

(11) Each of the Laporte Parties has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby and by the Plan and the Transactions Applications; this Agreement and the consummation of the transactions contemplated hereby has been duly authorized, executed and delivered by the MHC, the Company and the Bank and is the legal, valid and binding agreement of the MHC, the Company and the Bank, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors’ rights or the rights of creditors of depository institutions the deposits of which are insured by the FDIC, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy.

(12) The Registration Statement is effective under the 1933 Act, any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433, and no stop order suspending effectiveness of the Registration Statement has been issued under the 1933 Act and, to Luse Gorman’s knowledge, no proceedings therefor have been initiated or threatened by the Commission.

(13) All conditions imposed by the OTS, the FDIC and the IDFI in connection with its approvals of the Transactions Applications have been satisfied, other than any post-closing filings and submissions, and no further approval, authorization, consent or other order of any federal or state board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Transactions.

(14) The Registration Statement and the Prospectus and any amendments or supplements thereto, as of their respective effective or issue dates (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The information in the Registration Statement and Prospectus under the captions “Description of the Company Capital Stock,” insofar as it purports to constitute a summary of the terms of the capital stock of the Company, including the Common Stock, and under the captions “Risk Factors – LaPorte Savings Bank, MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of shareholders and will prevent shareholders from forcing a sale or a second-step conversion transaction you may find advantageous,” “—Office of Thrift Supervision regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may adversely affect our stock price,” “—We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations,” “Our Dividend Policy,” “Regulation and Supervision,” “Restrictions on Acquisition of LaPorte Bancorp, LaPorte Savings Bank, MHC and LaPorte Savings Bank” and, insofar as it describes the Reorganization process, “The Reorganization and Stock Offering,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by Luse Gorman and is correct in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption “The Reorganization and Stock Offering—Material Income Tax Consequences” has been reviewed by such counsel and fairly describes the opinions rendered to the LaPorte Parties with respect to such matters.

(15) The terms and provisions of the Common Stock conform in all material respects to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

(16) There are no legal or governmental proceedings pending or, to Luse Gorman’s knowledge, threatened against any LaPorte Party or any subsidiary which are required to be disclosed in the Registration Statement and Prospectus other than those disclosed therein, and all pending legal and governmental proceedings to which any LaPorte Party or any of their respective subsidiaries is the subject which are not disclosed in the Registration Statement, including ordinary routine litigation, are, considered in the aggregate, not material.

(17) There are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Transactions Applications, Registration Statement and Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the description thereof or references thereto are correct in all material respects and hereby presents the information required to be shown.

(18) The Bank and its subsidiaries have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, taken as a whole, as described in the Registration Statement and Prospectus; the MHC and the Company each have obtained all material licenses, permits and other governmental authorizations required for the conduct of the business of the Company, taken as a hole, and the MHC, taken as a whole, as described in the Registration Statement and Prospectus, following consummation of the Reorganization; all such licenses, permits and other governmental authorizations are in full force and effect; and the MHC, the Company, the Bank and their respective subsidiaries are all material respects complying therewith.

(19) All corporate acts and other proceedings required to be taken by or on the part of the LaPorte Parties to adopt and approve the Plan have been properly taken.

(20) The Company’s charter and bylaws comply in all material respects with federal law and the regulations of the OTS and the Company is not in violation of its charter or bylaws. The MHC’s charter and bylaws comply in all material respects with federal law and the regulations of the OTS and the MHC is not in violation of its charter or bylaws. The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of the Company or the MHC.

(21) The Bank’s charter and bylaws comply in all material respects with the HOLA and the rules and regulations of the OTS. The Bank is not in violation of its charter or bylaws; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or bylaws of the Bank.

(22) To Luse Gorman’s knowledge, neither the MHC, the Company nor the Bank is in violation of its charter and bylaws or in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the MHC, the Company and the Bank on a consolidated basis. To Luse Gorman’s knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the MHC, the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the MHC, the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the MHC, the Company or the Bank are subject; and such action will not result in any violation of the provisions of the Charter or Bylaws of the Company, Bank or MHC, or result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD need be rendered) or order or court order, writ, injunction or decree.

(23) To Luse Gorman’s knowledge, none of the LaPorte Parties, CFS or CSB is in violation of any directive from the OTS, the FDIC or the IDFI to make any material change in the method of conducting its business, and the LaPorte Parties, CFS and CSB have conducted and are conducting their respective businesses so as to comply in all material respect with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the IDFI, the FDIC and the OTS).

(24) Neither the Company nor the Bank is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(25) The LaPorte Parties have the power and authority to enter into and consummate the transactions contemplated by the Merger Agreement and this Agreement.

(26) The Merger Agreement has been duly authorized, executed and delivered by each of the LaPorte Parties and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (whether considered in an action at law or in equity).

(27) All corporate acts and other proceedings required to be taken by or on the part of the LaPorte Parties to consummate the Merger have been properly taken and, as of the closing of the merger of CSB into the Bank (the “Bank Merger”), all corporate acts and other proceedings required to be taken by or on the part of the LaPorte Parties to consummate the Bank Merger will have been properly taken; neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the certificate of incorporation, charter or bylaws of any LaPorte Party.

(28) Except as disclosed in such opinion, there are no actions, suits, proceedings or investigations (public or private) of any nature pending or, to Luse Gorman’s knowledge, threatened that challenge the validity or propriety of the Reorganization Merger or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of the Reorganization or Merger.

(29) All regulatory and governmental approvals and consents which are necessary to be obtained by the LaPorte Parties and their subsidiaries to permit the execution, delivery and performance of the Merger Agreement have been obtained.

(30) All conditions precedent to consummation of the Merger have been satisfied or waived, including but not limited to those referenced in the Merger Agreement, and all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired.

Luse Gorman may expressly exclude any opinions as to choice of law and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are consistent with the Legal Opinion Accord prepared by the Section of Business Law of the American Bar Association.

In rendering their opinion, Luse Gorman may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel reasonably satisfactory to the Selling Agent and, as to matters of fact, officers’ certificates. The opinion of such counsel need refer only to matters of New York, Indiana and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Selling Agent.

(ii) The letter of Luse Gorman, addressed to the Selling Agent, dated the Closing Date, in form and substance to the effect that:

During the preparation of the Reorganization Application, the Registration Statement and the Prospectus, such counsel participated in conferences with management of and the independent certified public accountants for the LaPorte Parties. Based upon such conferences and such review of corporate records of the LaPorte Parties as such counsel conducted in connection with the preparation of the Registration Statement and Transactions Applications, nothing has come to their attention that would lead them to believe that any Transactions Application, the Registration Statement, the Prospectus or any amendment or supplement thereto (other than financial statements, stock valuation information and other financial and statistical data included therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) The favorable opinion, dated as of the Closing Date, of Muldoon Murphy & Aguggia LLP, counsel for the Selling Agent, with respect to such matters as the Selling Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the LaPorte Parties delivered pursuant hereto or as such counsel shall reasonably request.

(iv) A Blue Sky Memorandum from Luse Gorman relating to the Offering, including Selling Agent’s participation therein, and should be furnished to the Company with a copy thereof addressed to Selling Agent or upon which Luse Gorman shall state Selling Agent may rely. The Blue Sky Memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Common Stock under the state securities laws of all of the states of the United States and the District of Columbia.

d. At the Closing Date, the Selling Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the LaPorte Parties, dated the Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC or the Bank and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse effect on the business, financial condition, results of operations, affairs or prospects of the LaPorte Parties and CSF and CSB taken as a whole, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date; provided that the representations and warranties as to CSF and CSB (and their subsidiaries) are to the knowledge of the signing officers based on information provided by CSF or CSB; (v) the LaPorte Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply with all obligations to be satisfied by them after the Reorganization; (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities or Blue Sky authority; (vii) no order suspending the Offering, the Reorganization or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been issued and no proceedings for that purpose have been initiated or threatened by the OTS, the FDIC or the IDFI; and (viii) to the knowledge of the Company or the Bank, no person has sought to obtain review of the final action of the OTS, the FDIC or the IDFI approving the Plan.

e. Prior to and at the Closing Date: (i) there shall have been no material adverse effect on the business, financial condition, results of operations, affairs or prospects of the LaPorte Parties, CSF, CSB or any subsidiary thereof taken as a whole since the respective dates as of which information is given in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by any LaPorte Party, CSF, CSB or any subsidiary thereof since the latest dates as of which the financial condition of the Company and the Bank is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) no LaPorte Party shall have received from the OTS, the FDIC, the IDFI or any other government agency any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Selling Agent) or which would materially and adversely affect the business, financial condition, results of operations, affairs or prospects; (iv) no LaPorte Party, nor CSF, CSB or any subsidiary thereof shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of any LaPorte Party, threatened against any LaPorte Party, CSF, CSB or any subsidiary thereof or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, financial condition, results of operations, affairs or prospects of the LaPorte Parties, CSF and CSB taken as a whole; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Selling Agent shall have reasonably requested and as agreed to by the Company.

f. Concurrently with the execution of this Agreement, the Selling Agent and the LaPorte Parties shall receive a letter from Crowe Chizek dated the date hereof and addressed to the Selling Agent: (i) confirming that Crowe Chizek is a firm of independent certified public accountants with respect to the Bank within the meaning of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the Code of Ethics of the American Institute of Certified Public Accountants and no information concerning Crowe Chizek’s relationship with or interests in any LaPorte Party is required to be disclosed in the Prospectus, and stating in effect that in Crowe Chizek’s opinion the consolidated financial statements of the Bank included in the Prospectus and covered by Crowe Chizek’s opinion included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations, the 1934 Act Regulations and accounting principles generally accepted in the United States of America; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a review, in accordance with Statement on Auditing Standards No. 71, of the latest available unaudited interim consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors, Executive Committee, Audit Committee and stockholders of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing has come to Crowe Chizek’s attention which causes Crowe Chizek to believe that: (A) such unaudited consolidated financial statements including any “Recent Developments” section in the Prospectus do not comply as to form in all material respects with applicable accounting requirements; (B) such unaudited consolidated financial statements including any “Recent Developments” section are not in conformity with accounting principles generally accepted in the United States of America, applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings (defined as securities sold under agreements to repurchase and any other form of debt other than deposits) or non-performing loans, special mention loans or decrease in the deposits or loan allowance, total assets, stockholders’ equity or there was any change in common stock outstanding (other than for stock option plans) or (D) there was any material decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited consolidated balance sheet included in the Prospectus or there was any decrease in net income, net interest income, provision for loan losses or net income after provision or increase in non-interest expense of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited consolidated income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the examination referred to in Crowe Chizek’s opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this paragraph (e), Crowe Chizek has compared with the general accounting records of the Bank which are subject to the internal controls of the accounting system and other data prepared by the Bank directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Selling Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

g. At the Closing Date, the Selling Agent shall receive a letter from Crowe Chizek, dated the Closing Date, addressed to the Selling Agent, confirming the statements made by Crowe Chizek in the letter delivered pursuant to paragraph (f) of this Section 8, the “specified date” referred to in clause (ii) (C) thereof to be a date specified in such letter, which shall not be more than three (3) business days prior to the Closing Date.

h. At the Closing Date, the Bank shall receive a letter from Keller & Company, Inc., dated the Closing Date (i) confirming that said firm is independent of the LaPorte Parties and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, Section 563b.200(b), (ii) stating in effect that the Independent Valuation prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Bank, as most recently updated, remains in effect.

i. At or prior to the Closing Date, the Selling Agent shall receive: (i) a copy of the letters from the OTS approving the Transactions Applications and authorizing the use of the Prospectus; (ii) a copy of the orders from the Commission declaring the Registration Statement and the Exchange Act Registration Statement effective; (iii) a certificate from the IDFI evidencing the valid existence of the Bank; (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB-Indianapolis evidencing the Bank’s membership therein; (vi) an executed copy of the Bank’s federal stock charter; (vii) an executed copy of the charter of the Company, (viii) an executed copy of the charter of the MHC; and (ix) any other documents that Selling Agent shall reasonably request.

j. At the Closing Date, counsel to the Selling Agent shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the LaPorte Parties in connection with the Reorganization and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Selling Agent and counsel to the Selling Agent.

k. The LaPorte Parties shall not have sustained since the date of the latest audited consolidated financial statements included in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, which is in the judgment of the Selling Agent sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

l. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts or limitation (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day and (C) which when combined with all other such halts occurring during the previous five (5) business days, total less than two (2) hours; (ii) a general moratorium on the operations of operation of commercial banks, federal or state savings banks in New York or a general moratorium on the withdrawal of deposits from commercial banks, federal or state savings and loan associations or savings banks in New York declared by either federal or state authorities; or (iii) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

m. All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Selling Agent and to counsel for the Selling Agent. Any certificate signed by an officer of the MHC, the Company or the Bank and delivered to the Selling Agent or to counsel for the Selling Agent shall be deemed a representation and warranty by the MHC, the Company or the Bank, as the case may be, to the Selling Agent as to the statements made therein.

n. If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or by                     , 2007, this Agreement and all of the Selling Agent’s obligations hereunder may be canceled by the Selling Agent by notifying the LaPorte Parties of such cancellation in writing or by fax at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6 and 7 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the LaPorte Parties jointly and severally agree to reimburse the Selling Agent for all of the Selling Agent’s out-of-pocket expenses reasonably incurred by the Selling Agent, including any legal fees (and out-of- pocket expenses) to be paid to the Selling Agent’s counsel, subject to the limits expressed in Section 1(d) hereof.

SECTION 9. Termination. The Selling Agent may terminate this Agreement by giving the notice indicated below in this Section 9 at any time after this Agreement becomes effective as follows:

a. If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Selling Agent’s opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the combined institution or the Offering; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of the combined institution, or if the combined institution shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material adverse change in the financial condition, results of operations or business of the combined institution.

b. In the event the Company fails to sell the required minimum number of the Shares by                     , 2007, and in accordance with the provisions of the Plan or as required by the Reorganization Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 1, 6 and 7 hereof.

c. If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Selling Agent’s obligations hereunder may be cancelled by the Selling Agent by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6 and 7 hereof.

d. If the Selling Agent elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by telephone or telegram, confirmed by letter.

The Company, the MHC and the Bank may terminate this Agreement in the event the Selling Agent is in material breach of the representations and warranties or covenants contained in Section 4.2 and such breach has not been cured after the Selling Agent was provided with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

SECTION 10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Mr. Harold Hanley (with a copy to Muldoon Murphy & Aguggia LLP, Attention: Joel E. Rappoport, Esq.), and, if sent to the LaPorte Parties, shall be mailed, delivered or telegraphed and confirmed to LaPorte Savings Bank, MHC, LaPorte Bancorp, Inc. and The LaPorte Savings Bank at 710 Indiana Avenue, LaPorte, Indiana 46350, Attention: Lee A. Brady, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., Attention: Marc P. Levy ).

SECTION 11. Parties. The LaPorte Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Selling Agent when the same shall have been given by the undersigned. The Selling Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the LaPorte Parties, when the same shall have been given by the undersigned or any other officer of the LaPorte Parties This Agreement shall inure solely to the benefit of, and shall be binding upon, the Selling Agent, the Company, the MHC, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

SECTION 12. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as determined pursuant to Section 2. At the closing, the Company shall deliver to the Selling Agent in next day funds the commissions, fees and expenses due and owing to the Selling Agent as set forth in Sections 1 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Selling Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

SECTION 13. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

SECTION 14. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 15. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

SECTION 16. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

SECTION 17. Survival. The respective indemnities, agreements, representations, warranties and other statements of the LaPorte Parties and the Selling Agent, as set forth in this

Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Selling Agent or any of the Selling Agent’s officers or directors or any person controlling the Selling Agent, or the LaPorte Parties, or any of their respective officers or directors or any person controlling the LaPorte Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

SECTION 18. Waiver of Trial by Jury. Each of the Selling Agent and the LaPorte Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort, or otherwise) related to or arising out of this Agreement.

This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

The term “successors” shall not include any purchaser of any of the Shares. Time shall be of the essence for this Agreement.

This Agreement may be signed in various counterparts which together will constitute one agreement. The remainder of this page has been intentionally left blank.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,
LaPorte Savings Bank, MHC	LaPorte Bancorp, Inc.
(a federal corporation in organization)	(a federal corporation in organization)

By Its Authorized	By Its Authorized
Representative:	Representative:

Lee A. Brady	Lee A. Brady
President and Chief Executive Officer	President and Chief Executive Officer

The LaPorte Savings Bank

By Its Authorized
Representative:

Lee A. Brady
President and Chief Executive Officer

Accepted as of the date first above written
Keefe, Bruyette & Woods, Inc.

By Its Authorized
Representative:

Harold T. Hanley, III
Managing Director

EXHIBIT A

A